Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-258447, File No. 333-264265, File No. 333-231395 and File No. 333-285163) and Form S-8 (File No. 333-223916 and File No. 333-255028) of our report dated June 28, 2024 relating to the consolidated financial statements of Jerash Holdings (US), Inc. appearing in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ Marcum llp

Costa Mesa, CA

June 25, 2025